UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2014

Arabian American Development Company
(Exact name of registrant as specified in its charter)

Delaware (State or jurisdiction of incorporation or organization)	1-33926 (Commission File Number)	75-1256622 (I.R.S. Employer Identification No.)

1650 Hwy 6 South, Suite 190
Sugar Land, Texas 77478
 (Address of principal executive offices)

(409) 385-8300
(Registrant’s telephone number, including area code)

 (Former Name or Former Address, if Changes Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07   Submission of Matters to a Vote of Security Holders.

(a)

Arabian American Development Company (the “Company”) held its Annual Meeting of Stockholders on May 14, 2014, at which the items set forth in response to Item 5.07(b) were submitted to a vote of security holders. For more information on the following proposals, see the Company’s 2014 Proxy Statement, the relevant portions of which are incorporated herein by reference.  Below are the final voting results.

(b)

The shareholders elected each of the Board’s three director nominees as set forth below:

Nominees	Votes For	% For	Votes Against	Abstentions	Broker Non-Votes
Nicholas N. Carter (3 year term)	13,890,149	92.37%	1,142,611	4,863	1,988,325
Joseph P. Palm (3 year term)	12,767,583	84.91%	2,265,063	4,977	1,988,325
Simon Upfill-Brown (2 year term)	13,322,440	88.60%	1,710,319	4,864	1,988,325

The shareholders voted as set forth below on three management proposals:

Approval of corporate name change to Trecora Resources:

Votes For:	16,819,219	98.79%
Votes Against:	82,449
Abstentions:	124,280
Broker Non-Votes:	0

Ratification of BKM Sowan Horan, LLP as Independent Auditors for 2014:

Votes For:	16,439,748	96.56%
Votes Against:	441,536
Abstentions:	144,664
Broker Non-Votes:	0

Advisory Vote on Executive Compensation:

Votes For:	14,622,131	97.23%
Votes Against:	291,081
Abstentions:	124,411
Broker Non-Votes:	1,988,325

The Company’s website (www.arabianamericandev.com) contains a significant amount of information about the Company including financial and other information for investors. The Company encourages investors to visit its website from time to time, as information is updated and new information is added.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, this Report has been signed below by the following person on behalf of the Company in the capacities indicated on May 15, 2014.

Signature	Title
/s/ Connie Cook Connie Cook	Chief Financial Officer (principal financial and accounting officer)